Exhibit 99.1

PACIFIC GREEN REACHES FINANCIAL CLOSE FOR £28.25 MILLION (US$34.90 MILLION) OF FUNDING FOR ITS 99.98 MW RICHBOROUGH ENERGY PARK BATTERY DEVELOPMENT

DOVER, DE / ACCESSWIRE / June 21, 2022 / Pacific Green Technologies, Inc. (the “Company” or “Pacific Green”, (OTCQB: PGTK)) announces that it has reached financial close (“Financial Close”) for £28.25 million (US$34.90 million) of senior debt for the Company’s 99.98 MW battery energy storage system (“BESS”) at Richborough Energy Park.

The senior debt, in conjunction with the equity investment by Green Power Reserves Limited, will provide the Company with the funding to bring the battery park to commercial operations in June 2023.

The senior debt facility agreement is entered into with Close Leasing Limited (“CLL”), pursuant to which CLL will provide a development loan to fund the construction, which will be utilized in stages following the expenditure of the equity investment. The development loan will then be refinanced into a 10 year amortized term loan upon the start of commercial operations.

Scott Poulter, Pacific Green’s Chief Executive, commented: “Reaching Financial Close is a big milestone in Pacific Green’s transition into the world’s leading vertical energy developer. This development has proven itself through the rigorous due diligence process and requirements of project finance, providing a template for Pacific Green to scale rapidly.”

James Sutcliffe, Managing Director of Close Brothers Leasing’s Energy team remarked: “We are thrilled to participate in this groundbreaking project finance scheme on one of the UK’s largest battery energy storage systems, we look forward to working with Pacific Green on this project and the rest of their 1.1 GW UK pipeline.”

Scott added: “Bankable projects such as Richborough Energy Park are the cornerstone of Pacific Green’s “ODCO2 Energy Development Platform”, which specializes in developing and operating optimized, turnkey renewable energy and storage parks across their entire lifecycle.”

CLL is a market leader in providing specialist, structured finance solutions ranging in value from £250,000 to £50 million, particularly working with select, strategic partners to offer finance solutions in the renewable energy sector. CLL is part of Close Brothers Group plc.

About Pacific Green Technologies, Inc.:

Pacific Green Technologies, Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers BESS, Concentrated Solar Power (CSP) and Photovoltaic (PV) energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit Pacific Green’s website:
www.pacificgreentechnologies.com

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

About Close Brothers Group plc.:

Close Brothers Group plc. is a leading UK merchant banking group, providing lending, deposit taking, wealth management services and securities trading. CBG employs over 3,700 people, principally in the UK. CBG is listed on the London Stock Exchange (LON: CBG) and is a member of the FTSE 250.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continuation of the facility agreement and the construction of the 99.98 MW BESS the Company is to develop in Kent; and any potential business developments in the UK and future interest in the Company’s battery, solar and emissions control technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the facility agreement and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, the Company’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

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